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                                                                December 1, 1995







Mr. C. Robert Hanley
2808 Tarflower Way
Naples, FL  33942

Dear Bob:

          EXECUTIVE AGREEMENT (the "Agreement") dated as noted above (the "Effective Date"), between C. Robert Hanley (the "Executive") and Federal Data Corporation, a Delaware corporation ("FDC").

The parties hereto agree as follows:

          1. EMPLOYMENT. FDC agrees to employ the Executive, and the Executive agrees to serve FDC, on a full time basis until January 16, 1996. The Executive will continue in the position of Chairman of the Board and Chief Executive Officer until January 16, 1996. On January 17, 1996, Executive will resign as Chief Executive Officer, cease to be an employee of FDC, and will resign as Chairman of the Board, but shall (and shall have the right to) continue to serve as a director of FDC with the title of Chairman Emeritus throughout the term in which he provides consulting services to FDC.

          2. EMPLOYMENT COMPENSATION. Until January 16, 1996 or the earlier termination of the Agreement pursuant to Section 6 hereof, Executive shall receive, as full compensation, a base salary at the annual rate of $250,000. In addition, Executive shall continue to receive insurance and other benefits currently in effect to the extent offered to FDC executives generally.

          3. CONSULTING SERVICES. From January 17, 1996 through January 16, 1999 or the earlier termination of the Agreement pursuant to Section 6 hereof, Executive shall be available for up to 34 hours per month to provide such consulting services to FDC as the Board of Directors or Chief Executive Officer of FDC reasonably may request; provided, however, that Executive shall not be required to provide any services hereunder that are outside the areas of his expertise or that are not commensurate with his prior standing as Chairman of the Board and Chief Executive Officer of FDC. Executive shall perform the consulting services at such locations and at such times as may be most convenient for him within the strictures imposed by the nature of the consulting services to be performed and the time-frame within which such consulting services must be performed. No officer or employee of FDC or any affiliate of FDC shall have day-to-day direct supervisory authority over Executive in connection with his performance of consulting services hereunder. FDC, with the prior written consent of Executive, which may be withheld in his sole discretion, shall have the option to extend the term of this consulting service agreement on substantially similar terms. If FDC intends to extend the period of consulting service, on or before January 17, 1998, FDC shall so notify Executive.



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          4.   CONSULTING COMPENSATION.  From January 17, 1996 through January
16, 1999 or the earlier termination of the Agreement pursuant to Section 6 hereof, the Executive shall receive, as full compensation for consulting services, payment at the annual rate of $200,000. Payments shall be made by FDC to the Executive monthly, on or prior to the fifth (5th) calendar day of each month (or, if the 5th falls on a weekend or holiday, the next succeeding business day), in respect of services rendered during the calendar month immediately preceding the month in which the payment is made. In addition, Executive shall continue to receive life and health insurance benefits presently in effect or as hereafter modified or adopted by and as customarily administered by FDC (or its parent organization) to the extent offered to FDC executives generally. Until Executive shall no longer provide consulting services pursuant to the terms hereof, FDC shall continue to provide to Executive the office which FDC currently provides to Executive at 4800 Hampden Lane, Bethesda, Maryland, including all furniture currently therein, as well as the parking space which FDC currently provides to Executive at 4800 Hampden Lane, Bethesda, Maryland.

          FDC shall reimburse all reasonable out-of-pocket expenses incurred by Executive in his performance of consulting services hereunder. FDC shall reimburse any such expenses within fifteen (15) calendar days of its receipt of appropriate documentation from Executive of his incurrence of such expenses. Notwithstanding the foregoing, FDC shall not be obligated to reimburse Executive for expenses incurred by Executive as the result of his use in performing the consulting services of any aircraft which is leased (whether on a full-time or part-time basis) to FDC by Knight Financial Corp., a Florida corporation controlled by Executive (the financial arrangements between Knight and FDC with respect to any such aircraft being set forth in a separate agreement).

          5.   SUPPLEMENTAL BENEFITS.

          On or prior to December 31, 1995, FDC shall pay $2,310,000 of premiums under the current split dollar life insurance policy in favor of Executive.

          FDC shall pay the Executive $700,000 upon termination of the consulting agreement, or any later date mutually agreed upon; provided, however, that if such payment would constitute a "parachute payment" under Section 280G of the Internal Revenue Code of 1986, as amended, the amount of the payment shall be reduced to the extent necessary in order that it shall no longer constitute a "parachute payment".

          6.   TERMINATION.

          (a) In the event of the death of the Executive during the term hereof, the Agreement shall automatically terminate upon such death, and the Executive's estate shall be paid the salary pursuant to Section 4 which would otherwise be payable to the Executive through the end of the month after the month in which his death occurs.

          (b) In the event Executive is unable to perform his duties hereunder by reason of illness or other physical or mental infirmity for a period in excess of six consecutive months, FDC may terminate the Agreement, such termination to be effective 30 days after FDC gives



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written notice of such termination to the Executive.  Upon termination, FDC will pay the Executive all compensation accrued pursuant to the terms of the Agreement to the date of such termination.

          (c) FDC may terminate this Agreement in the event of Executive's commission of any material breach, omission or dereliction of duty to FDC (other than as the result of physical or mental illness or death, which are covered by subsections (a) and (b) above) if such breach, omission or dereliction is not cured within thirty (30) days after written notice thereof is given by the Chief Executive Officer of FDC to Executive; provided however, that, notwithstanding the foregoing, Executive shall not be terminated pursuant to this subsection (c) until there shall have been delivered to him a copy of a resolution duly adopted by the affirmative vote of not less than a majority of the entire incumbent membership of the Board of Directors of FDC at a meeting called and held for the purpose (after reasonable notice to Executive and an opportunity for him, together with his counsel, to be heard before the Board), finding that in the good faith opinion of the Board, FDC has cause to terminate Executive pursuant to this subsection (c). Upon any such termination, FDC shall pay Executive all compensation accrued to the terms of the Agreement to the date of such termination.

          (d) In the event of any act of fraud or dishonesty by Executive with respect to FDC or its subsidiaries, FDC may terminate the Agreement, such termination to be effective 30 days after FDC gives written notice of such termination to the Executive and upon payment by FDC to the Executive of all compensation accrued pursuant to the terms of the Agreement to the date of such termination.

          (e) Executive shall have the right at any time, at his option, to terminate this Agreement, with or without "Cause." For purposes hereof, "Cause" shall mean: (a) failure by FDC to pay Executive any amount due under this Agreement, within fourteen (14) calendar days after written notice of such failure to FDC or (b) any other material breach by FDC of its obligations under this Agreement, if such breach is not cured within thirty (30) days after written notice thereof is given by Executive to FDC. Executive shall give FDC 30 days prior written notice of any termination of this Agreement without "Cause." Any termination for "Cause" shall be effective upon written notice to FDC.

          (f) Notwithstanding (a) or (b) of this Section, Executive shall remain entitled to benefits upon death or disability as provided in Section 4. Upon any termination of this Agreement, for whatever reason, Executive shall be entitled to the payment referenced in the second paragraph of Section 5 above.

          7.   RESTRICTIVE COVENANTS.

          (a) Executive agrees that during the "Noncompetition Term" (as defined below), he will not, directly or indirectly, own, manage, operate, control, join or participate in the ownership, management, operation or control of, or be employed by or be connected in any manner with, or continue any interest whatsoever in, any business, wherever located, under any name, which is in competition with any business then conducted by FDC or of any subsidiary of FDC; provided, however, that the provisions of this Section 7(a) shall not restrict Executive from



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competing with any business that is first conducted by FDC following the date upon which Executive ceases to provide consulting services hereunder; provided further, however, that if FDC or any subsidiary of FDC enters into a new business following the date hereof and on or prior to the date upon which Executive ceases to provide consulting services hereunder and Executive, prior to the date upon which he is aware that FDC shall enter into, or is contemplating entering into, such new business, directly or directly owns, manages, operates, controls or participates in, or is employed by or connected in any manner with, a business that is competition with such new business, the provisions of this Section 7(a) shall not restrict Executive from competing with such new business; provided, further, however, that the provisions of this
Section 7(a) shall not be deemed breached if Executive owns less than five percent of the outstanding common stock of any competing corporation if, at the time of Executive's acquisition of such stock, such stock is listed on a national securities exchange, is reported on the NASDAQ National Market, or regularly is traded in the over-the-counter market by a member of a national securities exchange. For purposes of this Agreement, "Noncompetition Term" shall mean the period from the date hereof through January 16, 2002; provided, however, that if Executive terminates this Agreement for "Cause" as such term is defined in Section 6(f) above, the Noncompetition Term shall mean the period from the date hereof through the date upon which the Executive so terminates this Agreement for "Cause."

          (b) Information of a proprietary nature shall be protected consistent with FDC's Technical Rights Agreement. An executed copy of the referenced agreement is attached hereto, and included by reference.

          (c) The Executive acknowledges that the remedy at law for any breach by him of any of the provisions of this Section 7 will be inadequate, and the Executive hereby agrees that FDC shall be entitled to injunctive relief in case of any such breach.

          (d)  The parties hereby acknowledge that the restrictions in this
Section 7 have been specifically negotiated and agreed to by the parties hereto and are limited only to those restrictions necessary to protect FDC from unfair competition. The parties hereby agree that if the scope or enforceability of any provision, paragraph or subparagraph of this Section 7 is in any way disputed at any time, and should a court find that such restrictions are overly broad, the court may modify and enforce the covenant to the extent that it believes to be reasonable under the circumstances. Each provision, paragraph or subparagraph of this Section 7 is separable from every other provision, paragraph or subparagraph and constitutes a separate and distinct covenant.

          8. ASSIGNMENT. The Assignment is a personal contract, and the rights and interests of the Executive hereunder may not be sold, transferred or assigned. The Agreement shall inure to the benefit of and be binding upon FDC, its successors or assigns, including (but not limited to) any corporation which may acquire all, or substantially all, of FDC's assets or business, or into which FDC may be consolidated or merged; provided however that any rights or obligations of Executive to serve on the board of directors of FDC shall terminate upon the acquisition of all, or substantially all, of FDC's assets, stock or business by any other corporation, or the consolidation of FDC into any other corporation.



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          9.   AMENDMENT.  This Agreement contains the entire contractual understanding between the parties with respect to the subject matter hereof and may not be changed orally but by a written instrument signed by the parties hereto.

          10. GOVERNING LAW. The Agreement shall be governed by, and construed in accordance with the laws of the State of Maryland (notwithstanding the conflicts of law rules thereof).

          11. INVALIDITY. If any of the provisions of this Agreement shall be held invalid, the remainder of the Agreement shall not be affected thereby.

          12. INDEMNITY. If Executive is a party to or threatened to be made a party to or otherwise involved in any actual or threatened action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director, officer, employee, agent or consultant of FDC, then FDC shall indemnify Executive to the fullest extent permitted by the General Corporation Law of the State of Delaware against expenses (including attorneys' fees), judgments, fines, settlements and penalties actually and reasonably incurred by Executive in connection with the defense or settlement of any such action, suit or proceeding, but only if Executive acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of FDC, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.



                                        FEDERAL DATA CORPORATION

                                        By:
                                            /s/ C. Robert Hanley
                                            -------------------------------
                                            C. ROBERT HANLEY


                                        ACKNOWLEDGED AND APPROVED:
                                        THE CARLYLE GROUP

                                        By:  /s/ William E. Conway, Jr.
                                             ------------------------------
                                        Name:
                                        Title:



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                              TECHNICAL RIGHTS AGREEMENT

                         Please Read Carefully Before Signing

         I agree that, in accepting the Executive Agreement with the Company (as used herein, "the Company" means Federal Data Corporation and its subsidiaries), I bind myself to the following obligations as part of my consideration to the Company for the compensation paid to me by the Company and for my being permitted access to information pertaining to the business of the Company.

         I hereby agree to promptly disclose to the Company and I hereby assign and agree to assign, without further compensation, to the Company, or its designee, my entire right, title and interest in and to each invention and technological innovation, including all rights to obtain, perfect and enforce patents and other proprietary interests therein, in which I participate during the period of my employment with the Company (which for purposes of this agreement shall include any period of consulting services with the Company) whether or not during working hours, which pertain to any line of work of the Company as of the date hereof or is aided by the use of time, material, or facilities of the Company. During my period of employment with the Company, I further agree to assign to the Company all my right, title, and interest in and to all copyrightable work that pertains to any line of work of the Company as of the date hereof or is aided by the use of time, material, or facilities of the Company. I agree to perform all reasonable acts requested by the Company to assist it, at its expense, in obtaining and enforcing its property rights in the above throughout the world.

         I agree to hold in confidence and not to use or disclose either during or after termination of my employment, except to the extent authorized by the Company for its benefit or required by law, any information I obtain or create during the period of my employment, whether or not during working hours, pertaining to the Company's business, which either (a) is information not generally publicly known, or (b) is proprietary information of the Company or any of its customers and suppliers, until such information becomes generally publicly known, and I agree not to make copies of such information except as authorized by the Company and to return to or deliver to the Company, prior to termination of my employment, all tangible forms of such information in my possession or control, including but not limited to tapes, discs, drawings, specifications, documents, records, models and copies or reproductions thereof.

         This agreement survives my employment by the Company and (a) does not in any way restrict my right or the right of the Company to terminate my employment or consulting relationship, (b) is binding upon my heirs and legal representatives, and (c) inures to the benefit of associates, successors and assigns of the Company. I certify that to my information and belief I am not a party to any other agreement which will interfere with my full compliance with this agreement, except as specifically identified below. (If necessary, attach supplement.)



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 FEDERAL DATA CORPORATION


 /s/ Authorized Signatory                /s/ C. Robert Hanley
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 By                                      Executive's Signature


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                                         Executive's Address


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 Date                                    City, State, Zip



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                                         Witness